Exhibit 10.1

SHARE PURCHASE AGREEMENT

THER AGREEMENT is made as of November 8, 2006 (the “Effective Date”) between Tiffany Walsh (“Ms. Walsh”) and BUZZ MEDIA, Ltd., a Nevada Corporation (“BUZZ MEDIA NEVADA”).

WHEREAS:

Pursuant to this Agreement, BUZZ MEDIA NEVADA has agreed to purchase all issued and outstanding shares (being 100 common shares) of Buzz Media, Ltd, a Nova Scotia company (“BUZZ MEDIA NOVA SCOTIA”), from Tiffany Walsh. Ms. Walsh has agreed to sell her 100 common shares of BUZZ MEDIA NOVA SCOTIA to BUZZ MEDIA NEVADA in exchange for 10 common shares of BUZZ MEDIA NEVADA.

BUZZ MEDIA NEVADA will issue and pay Tiffany Walsh 10 common shares from its treasury (the “Purchase Price”) as consideration for her 100 common shares of BUZZ MEDIA NOVA SCOTIA.

NOW THEREFORE THER AGREEMENT WITNESSES THAT in consideration of the representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties represent, warrant, covenant and agree as follows:

Purchase and Sale
Relying on the warranties and representations set forth in this Agreement, and subject to the terms and conditions hereof, on November 8, 2006, BUZZ MEDIA NEVADA will purchase from Tiffany Walsh, and Tiffany Walsh will sell, assign and transfer to BUZZ MEDIA NEVADA, the 100 common shares of BUZZ MEDIA NOVA SCOTIA.

Payment of Purchase Price
BUZZ MEDIA NEVADA shall pay and satisfy the purchase price to Walsh by allotting, issuing and delivering to and registering in the name of Walsh 10 common shares of BUZZ MEDIA NEVADA with a par value of $0.001 each.

Closing
Subject to the terms and conditions hereof, the purchase and sale of the 100 common shares of BUZZ MEDIA NOVA SCOTIA be completed and effective as of November 8, 2006.

Representation and Warranty of Ms. Tiffany Walsh

To induce BUZZ MEDIA NEVADA to enter into and complete the transaction, Ms. Walsh hereby represents and warrants to and covenants with BUZZ MEDIA NEVADA that she owns good and marketable title to the 100 common shares of BUZZ MEDIA NOVA SCOTIA as the legal and beneficial owner thereof free and clear.

Representations and Warranties of BUZZ MEDIA NEVADA
BUZZ MEDIA NEVADA hereby represents and warrants to and covenants with Walsh that:

BUZZ MEDIA NEVADA is duly organized, validly exists and is in good standing under the laws of its jurisdiction of incorporation,

When issued to Ms. Walsh, the 10 common shares of BUZZ MEDIA NEVADA will not be subject to any liens, security interests, encumbrances or other claims, and

BUZZ MEDIA NEVADA has the full power, authority, right and capacity to execute and deliver their Agreement, to complete the transactions contemplated hereby and to duly observe and perform all of its covenants and obligations herein set forth.

Additional Provisions

Time. Time shall be of the essence of this Agreement.

Entire Agreement. This Agreement contains the whole agreement between the parties in respect of the subject matters hereof and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than as expressly set forth in this Agreement and this Agreement supersedes all of the terms of any written or oral agreement or understanding between the parties.

Enurement. This Agreement shall enure to the benefit of and be binding upon Ms.Walsh, BUZZ MEDIA NEVADA and each of them and, as applicable, their heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF the parties have duly executed this Agreement as November 8, 2006.

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Tiffany Walsh

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Authorized Signatory, BUZZ MEDIA, LTD. (a Nevada corporation)